Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-280075) on Form S-8 of our report dated April 2, 2025, with respect to the consolidated financial statements of Tevogen Bio Holdings Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 2, 2025